zz

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 28, 2009 (December 23, 2009)
Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

380 Madison Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2009, Howard C. Naphtali decided to retire from his position as Chief Financial Officer of Investment Technology Group, Inc. (the “Company”), effective February 3, 2010.  The Company and Mr. Naphtali are currently discussing the terms of a separation agreement.

On December 28, 2009, the Company announced the appointment of Steven R. Vigliotti, age 42, to serve as Chief Financial Officer and Managing Director of the Company commencing on the day Mr. Naphtali effectively retires.  Currently, Mr. Vigliotti is employed by NYSE Technologies, Inc. following NYSE Euronext’s acquisition of NYFIX Inc. in November 2009.  Mr. Vigliotti has been Chief Financial Officer of NYFIX Inc. since January 2006 and has agreed to provide transitional consulting services to NYSE Technologies, Inc. through November 2010, which is expected to have no impact on his ability to perform his duties and responsibilities for the Company.  Previously, he served as the Chief Financial Officer of Maxcor Financial Group Inc. (“Maxcor”) from November 2001 until May 2005, as Chief Accounting Officer of that company from March 2001 until May 2005, and as Treasurer of that company from December 1998 until May 2005, when Maxcor (a former Nasdaq-listed company) was sold to BGC Partners. Mr. Vigliotti was employed by Maxcor until August 2005. Mr. Vigliotti also served as the Chief Financial Officer of Euro Brokers, a wholly-owned subsidiary of Maxcor, from May 1998 until May 2005, and as the Chief Financial Officer of a number of Euro Brokers’ subsidiaries from July 1998 until May 2005. From 1991 to 1998, Mr. Vigliotti was employed by the accounting firm of BDO Seidman, LLP, lastly as an Audit Partner in that firm’s financial services group.

As Chief Financial Officer, Mr. Vigliotti will be paid an annual base salary of $500,000.  Contingent on the Company’s and Mr. Vigliotti’s performance, Mr. Vigliotti will receive an annual bonus pursuant to the Company’s existing incentive compensation program; provided however that, for 2010, Mr. Vigliotti will receive a minimum bonus of $750,000 with a bonus target of $1,000,000, a portion of which may be paid in restricted stock units.  If Mr. Vigliotti is terminated by the Company without cause, or he terminates for good reason, prior to the date the 2010 bonuses are paid, he will still receive such guaranteed bonus in cash.

In addition, Mr. Vigliotti will receive an initial restricted stock unit award with a value of $500,000 based upon the fair market value of the Company’s stock on the first day of his employment which shall vest in full, subject to continued employment and the terms of the Company’s Amended and Restated 2007 Omnibus Equity Compensation Plan, on the third anniversary of his employment date.  If Mr. Vigliotti is terminated by the Company without cause, or he terminates for good reason, prior to the vesting of such award, the Company will pay him, within 60 days of his separation date, an amount equivalent to the then current market value of such award.

Mr. Vigliotti will also receive change-in-control benefits in substantially the same form as provided to other senior executive officers of the Company.

There is no arrangement or understanding between Mr. Vigliotti and any other persons pursuant to which he was appointed as an officer of the Company, and there is no family relationship between Mr. Vigliotti and any directors or executive officers of the Company.  Mr. Vigliotti is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

99.1  Press release issued by Investment Technology Group, Inc. on December 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Dated: December 28, 2009	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel, and
Duly Authorized Signatory of Registrant

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by Investment Technology Group, Inc. on December 28, 2009.